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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated January 27, 1997 (and to all references to our Firm) included in or made a part of this Proxy Statement/Prospectus.


                                        /s/ ARTHUR ANDERSEN LLP

Stamford, Connecticut
April 16, 1997